UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  July 26, 2010 (July 20, 2010)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475
Houston, Texas 77079
(Address of principal executive offices, including zip code)

voice:  (713) 353-9400
fax:  (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hyperdynamics Corporation (the "Company") has appointed John O’Keefe, as the Chief Financial Officer of the Company, effective July 20, 2010.   Mr. O’Keefe, age 61, served as CFO and later, President and CEO of Blast Energy Services from January 2004 to June 2009.  Prior to that, Mr. O’Keefe served as CFO of Ivanhoe Energy from September 2000 to December 2003.  Mr. O’Keefe began his career with BP and held assignments of increasing responsibility for 22 years with Sun Oil and spin-off Oryx Energy, which later merged with Kerr McGee; with Santa Fe Snyder, later acquired by Devon Energy.  Mr. O’Keefe obtained his bachelor’s degree in Business Administration from the University of Portsmouth in the U.K.; graduated as a chartered accountant from the University of South Bank, also in the U.K.; and attended the Executive Development Program at Harvard Business School.

In connection with the hiring of Mr. O’Keefe, the Company granted Mr. O’Keefe options to purchase 200,000 shares of our common stock at an exercise price of $1.00.  The options were granted pursuant to our 2010 Equity Incentive Plan and will vest in 1/3 increments over the next three years and will expire July 20, 2015.  Mr. O’Keefe also received options to purchase 100,000 shares of our common stock at an exercise price of $1.00 that will vest upon the closing price of our common stock averaging $3 per share over 5 consecutive trading days.  These options will expire on July 20, 2015.

Under the terms of his employment, Mr. O’Keefe will receive an annual base salary of $200,000, which may be further increased at the sole discretion of the Compensation Committee.  Mr. O’Keefe is also eligible to receive performance bonuses as determined and agreed to from time to time by the Chief Executive Officer and the Board of Directors.  Mr. O’Keefe will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time.  Finally, Mr. O’Keefe will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. O’Keefe and his spouse and dependents in all benefits, plans and programs available to our executive employees.

The Company announced that Jason Davis, former CFO, will remain at Hyperdynamics in the role of Director of Finance and Treasurer of the Company, effective July 20, 2010.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated July 21, 2010, announcing new Chief Financial Officer

   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: July 26, 2010

By: /s/ Ray Leonard

Ray Leonard, President and CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated July 21, 2010, announcing new Chief Financial Officer